                                 EXHIBIT 10.88
                                 -------------
                              CONSULTING AGREEMENT
                              --------------------

          This CONSULTING AGREEMENT (the "Agreement") is made and entered into as of the 5th day of January, 1998, by and between HENRY LEE COMPANY, a Florida corporation (the "Company") and EDWARD I. STERNLIEB, an individual ("Consultant")

                                    RECITALS
                                    --------

          A. The Company and Consultant are currently parties to an Employment Agreement dated November 8, 1994 (the "Employment Agreement"), pursuant to which Consultant served as President and later Chairman of the Board of Directors. Pursuant to that certain Stock Purchase Agreement dated January 5, 1998 (the "Purchase Agreement"), American Foodservice Distributors ("AFD"), owner of ninety percent (90%) of the common stock of the Company, has purchased from an affiliate of Consultant the remaining ten percent (10%) of the common stock in the Company. As part of the terms and conditions of the Purchase Agreement, AFD and Consultant have agreed to terminate the Employment Agreement except as specifically set forth below.

          B. The Company desires to engage Consultant in order to take advantage of his extensive experience, knowledge and abilities relative to the wholesale distribution of food and related equipment and supplies of the Company (the "Business"), and Consultant desires to be so engaged, on the terms and conditions set forth in this Agreement.

                                   AGREEMENT
                                   ---------

          Accordingly, in consideration of the mutual covenants set forth below, the parties agree as follows:

          1.  ENGAGEMENT
              ----------

          1.1 Engagement.  The Company hereby engages Consultant and Consultant
              ----------
hereby accepts such engagement to perform during the term of this Agreement the services described in Section 1.2.

          1.2 Duties.  Consultant will hold himself available for the term of
              ------
this Agreement to render consultation and advice to the Company in regard to all aspects of the Business. In order to be in a position to render counsel, he will, at the specific request and with the approval of either Mr. Ross E. Roeder or Mr. Robert J. Emmons of the Board of Directors of the Company (the "Board"), review such data and reports as from time to time may be furnished to him. Consultant will make himself available for 750 hours during regular business hours during calendar year 1998, and thereafter from time to time as mutually agreed upon by Consultant and the Board, for meetings at the Company's offices, for consultation at his residence or outside office by telephone and correspondence, and shall use his best and reasonable efforts for projects within his expertise with respect to any matters the Board may deem appropriate for consultation. It is understood that Consultant may from time to time be away from his residence or office for extended periods, but, where it is practicable, he will endeavor to remain available by telephone. Consultant shall not have any administrative or supervisorial duties under this Agreement.

          2.  TERM OF ENGAGEMENT AND TERMINATION
              ----------------------------------

          2.1 Term.  Unless sooner terminated pursuant to Section 2.2, the term
              ----
of engagement under this Agreement shall commence as of January 5, 1998 and shall continue until December 31, 1999.

          2.2 Termination.  Consultant's engagement under this Agreement shall
              -----------
terminate prior to the expiration of its term upon the happening of any of the following events:

(a) the mutual agreement of the Company and Consultant;

(b)  the death of Consultant;

(c) at the option of the Company or Consultant, it Consultant has become (in the joint opinion of two licensed physicians, one selected by each of the Company and Consultant, or if they are unable to agree, in the opinion of a licensed physician selected by such two licensed physicians) so physically or mentally disabled as to be incapable of substantially performing his duties hereunder for a period of 180 consecutive days.

(d) By Consultant in the event of any material breach hereunder constituting good cause, which shall mean the failure of the Company to pay any amounts payable pursuant to Section 3 or the failure of the Company to perform any obligation hereunder, following written notice from Consultant to the Company specifying with particularity the amounts payable or obligations to be so performed.

(e) By the Company in the event of any material breach hereunder constituting good cause, which shall mean (i) the failure of Consultant to perform any obligation hereunder, following written notice from Consultant to the Company specifying with particularity the amounts payable or obligations to be so performed, or (ii) the conviction of Consultant of any felony, or a crime not a felony involving moral turpitude, or (iii) any willful violation by Consultant of any material laws or regulations applicable to the Business.

          2.3  Duties Upon Termination.  In the event that the engagement under
               -----------------------
this Agreement is terminated pursuant to Section 2.2, neither the Company nor Consultant shall have any remaining duties hereunder, except that (i) the Company shall pay to Consultant such compensation as is due pursuant to Section 3 as and when it is due, (ii) Consultant's rights with respect to any stock options as set forth in Section 3.4 shall remain in effect, and (iii) Consultant shall continue to be bound by Section 4.

3.  COMPENSATION AND EXPENSE REIMBURSEMENT
    --------------------------------------

          3.1  Compensation.    As the total consideration for the services and
               ------------
obligations which Consultant performs and observes hereunder, Consultant payable on the last day of each calendar quarter commencing March 31, 1998 and ending on December 31, 1999. Consultant will also be eligible for a bonus of Twenty-Five Thousand and No/100 Dollars ($25,000.00) if the Company achieves 100% of its profit plan for 1999 and Fifty Thousand and No/100 Dollars ($50,000.00) if the Company achieves 125% of its profit plan for 1999, payable on or before March 31, 2000.

          3.2  Reimbursement of Expenses.  Commencing as of January 3, 1998 the
               -------------------------
Company will be responsible for reimbursing only those reasonable and necessary travel and entertainment expenses directly associated with the performance of Consultant's duties under the Agreement, including but not limited to the following: gasoline, mileage, cellular phone charges and other such expenses to be reimbursed subject to approval by the Company according to its existing company policy for similar expenses as it may be amended from time to time. Any excess mileage or other charges assessed upon disposition of any leased automobiles currently in use by Consultant shall be allocated 26/36ths to the Company and 10/36ths to Consultant. All other expenses, including but not limited to, car lease payments, country club dues and other such expenses will be for the account of Consultant. Reimbursements will be made on a quarterly basis payable on the last day of each calendar quarter commencing March 31, 1998 and ending on December 31, 1999, assuming submission of required documentation in accordance with current Company procedures for requesting reimbursement. The Company will continue to provide health and automobile insurance for Consultant through December 31, 1999, the premiums for which will be reimbursed to the Company by Consultant.

          3.3  Other Benefits.  The provisions of the Consultant's former
               --------------
Employment Agreement dated November 8, 1994 with respect to Consultant's stock option vesting and exercise shall continue to be in effect through December 31, 1999. Consultant shall not participate in any other bonus, incentive, or perquisite plans except as set forth herein.

          4.  NONCOMPETITION
              --------------

          4.1 Solicitation of Customers. During the period commencing on the
              -------------------------
date hereof and ending on the later of (i) the termination of this Agreement, or
(ii) November 7, 1998, Consultant shall not directly or indirectly, either for his own benefit or purposes or for the benefit or purposes of any other person, solicit, call on, interfere with, accept any business from, attempt to divert or entice away any person or firm who was or is a customer of the Company, if such business involves the wholesale distribution of food or related supplies.

          4.2  Solicitation of Consultants. During the period commencing on the
               ---------------------------
date hereof and ending on the later of (i) the termination of this Agreement, or
(ii) November 7, 1998, Consultant shall not directly or indirectly, employ or offer to employ, call on, solicit, interfere with, attempt to direct or entice away any prior or existing employee or independent contractor of the Company in any capacity if that person possesses or has knowledge of any trade secrets.

          4.3  Trade Secrets. Consultant shall not, without the prior written
               -------------
consent of the Company, except as may be required by law, governmental rules and regulations or litigation between the parties, disclose or use, in any way, any confidential business or technical information or trade secret of the Company, whether or not conceived of or prepared by Consultant (the "Trade Secrets"), including without limitation any information concerning any procedures, operations, investments, techniques, data, compilations of information, records, financing, costs, employees, purchasing, accounting, marketing, merchandising, sales, customers, salaries, pricing, profits, plans for future development, and the identity, requirements, preferences, practices and methods of doing business of specific parties with whom the Company transacts business, and all other information which is related to any service or business of the Company; all of which Trade Secrets are the exclusive and valuable property of the Company.

          4.4  Noncompetition.
               --------------

               (a) As used herein, the term "Competitive Activity" shall mean any participation in, assistance of business from, engagement in business with, or assistance, promotion or organization of, any person, partnership, corporation, firm, association or other business organization, entity or enterprise by Consultant (other than the Company) which, directly or indirectly, is engaged in, or hereinafter engages in the wholesale distribution of food and related equipment and supplies (other than ownership not to exceed two percent in any publicly traded company) .

               (b) During the period commencing on the date hereof and ending on the later of (i) the termination of this Agreement, or (ii) November 7, 1998, Consultant shall not engage in any Competitive Activity in any of the following geographic areas:

                              (A)  the State of Florida;

                              (B)  Aruba;

                              (C)  St. Maarten/St. Martin;

                              (D)  Nevis;

                              (E)  St. Croix;

                              (F)  Trinidad/Tobago

                              (G)  Turks & Caicos

                              (H)  Grenada

                              (I)  Peru

                              (J)  El Salvador

                              (K)  Barbados

                              (L)  Belize

                              (M)  Curacao

                              (N)  St. Eustatius

                              (O)  Antigua

                              (P)  British Virgin Islands

                              (Q)  Grand Cayman

                              (R)  Mexico-Cancun

                              (S)  Colombia

                              (T)  Nicaragua

                              (U)  Honduras

                              (V)  Dominican Republic

                              (W)  Ecuador

                              (X)  Bonaire

                              (Y)  St. Kitts

                              (Z)  St. Thomas

                              (AA)  Jamaica

                              (BB)  Bahamas

                              (CC)  Anguilla

                              (DD)  Venezuela

                              (EE)  Costa Rica

                              (FF)  Guatemala

                              (GG)  Holland

          4.4  Injunctive Relief. Consultant hereby acknowledges and agrees that
               -----------------
it would be difficult to fully compensate the Company for damages resulting from the breach or threatened breach of the foregoing provisions and, accordingly, that the Company, without being required to post any bond, shall be entitled to temporary and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, to enforce such provisions. This provision with respect to injunctive relief shall not, however, diminish the Company's right to claim and recover damages.

          5.  OTHER PROVISIONS.
              ----------------

          5.1 Compliance With Other Agreements. Consultant represents and
              --------------------------------
warrants to the Company that the execution, delivery and performance of this Agreement will not conflict with or result in the violation or breach of any term or provision of any order, judgment, injunction, contract, agreement, commitment or other arrangement to which Consultant is a party or by which he is bound, including without limitation any agreement restricting the sale of products similar to the Company's products in any geographic location or otherwise. Consultant acknowledges that the Company is relying on his representation and warranty in entering into this Agreement, and agrees to indemnify the Company from and against all claims, demands, causes of action, damages, costs or expenses (including attorneys' fees) arising from any breach thereof.

          5.2 Severability.  The invalidity or unenforceability of any
              ------------
particular provision of this Agreement shall not affect the other provisions, and this Agreement shall be construed in all respects as if any invalid or unenforceable provision were omitted.

          5.3 Headings.  The Section and other headings contained in this
              --------
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          5.4 Governing Law.  The validity, construction and performance of
              -------------
this Agreement shall be governed by the laws, without regard to the laws as to choice or conflict of laws, of the State of Florida.

          5.5 Entire Agreement.  This Agreement embodies the entire agreement
              ----------------
and understanding between the parties pertaining to the subject matter of this Agreement, and supersedes all prior agreements, understanding, negotiations, representations and discussions, whether verbal or written, of the parties, pertaining to that subject matter. There are no promises, terms, conditions or obligations of the parties pertaining to that subject matter other than as contained in this Agreement.

          5.6 Assignment.  Neither this Agreement nor any rights under this
              ----------
Agreement may be assigned by Consultant or the Company without the prior written consent of the other; provided, however, that the Company may assign this Agreement or any rights thereunder to a parent or other affiliated company holding a controlling interest in Company without such consent.

          5.7 Binding Effect.  The provisions of this Agreement shall bind and
              --------------
inure to the benefit of the parties and their respective successors and permitted assigns.

          5.8 Notices.  Any notice or other communication required or permitted
              -------
hereunder shall be in writing, and shall be deemed to have been given if personally delivered, or delivered by facsimile transmission, or actually delivered (as evidenced by appropriate receipt) by overnight courier, or 72 hours after being placed in the United States mail, registered or certified-return receipt requested, postage prepaid, addressed as follows:

          If to Consultant:  Mr. Edward I. Sternlieb
                             3088 Birkdale Drive
                             Fort Lauderdale, FL 32222

          With a copy  to:   Greenberg, Traurig, Hoffman, Lipoff, Rosen &
                             Quentel, P.C.
                             515 East Las Olas Boulevard
                             Fort Lauderdale, FL 33301
                             Attn:  C. Deryl Couch, Esq.
                             Fax: (954) 765-1477

          If to the Company: Henry Lee Company
                             4700 South Boyle Avenue
                             Los Angeles, CA 90058
                             Attn:  Mr. Martin A. Lynch
                             Fax:  (213) 589-2074

          With a copy to:    Smart & Final Inc.
                             4700 South Boyle Avenue
                             Los Angeles, CA 90058
                             Attn:  Donald G. Alvarado, Esq.
                             Fax:   (213) 589-0415
Each of the parties shall be entitled to specify a different address by giving notice as aforesaid.

IN WITNESS WHEREOF, the parties hereto have executed this Consulting Agreement as of the date first above written.

THE COMPANY:                             CONSULTANT:

HENRY LEE COMPANY,                       /s/ Edward I. Sternlieb
a Florida corporation                    -------------------------------
                                         EDWARD I. STERNLIEB
By: Michael Primrose
    ----------------

Its: President
     ---------

By: Donald G. Alvarado
    ------------------

Its: Secretary
     ---------

                                       8